EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69086, 333-128433, and 333-153682 ) of Hancock Fabrics, Inc. of our report dated April 22, 2011 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
April 25, 2011